EXHIBIT 99.1

Varco Announces Fourth Quarter and Full Year 2003 Financial Results

HOUSTON, Texas, February 3, 2004 (BUSINESS WIRE) — Varco International, Inc. (NYSE:VRC) today announced that it earned $4.6 million or $0.05 per fully diluted share during its fourth quarter ended December 31, 2003, compared to $21.4 million or $0.22 per fully diluted share in the fourth quarter of 2002. The fourth quarter 2003 results include $0.15 per share in charges and losses from the Company’s drilling rig fabrication business, Morinoak International Limited or MIL, which the Company previously announced it is exiting. The fourth quarter of 2002 included $0.01 per share in acquisition charges, and $0.01 per share in losses from MIL. Consolidated revenues were $349.7 million in the fourth quarter of 2003, compared to $354.5 million in the fourth quarter of 2002.

Varco’s net income for its fiscal year ended December 31, 2003 was $67.2 million or $0.68 per fully diluted share, including MIL losses and charges of $0.22 per share. This compares to net income of $79.8 million or $0.82 per fully diluted share in 2002, which included $0.04 per share in merger and acquisition charges, and $0.02 per share in MIL losses. Varco’s consolidated revenues for 2003 totaled $1,449.6 million, up 9 percent from 2002 revenues of $1,335.1 million. Most of the increase was due to the Company’s September 2002 acquisition of the tubular services business of ICO, and to higher drilling activity levels year-over-year.

Varco’s fourth quarter 2003 results also reflect declining market demand in the Company’s Drilling Equipment Sales business, which led to lower margins. As a result of its lowered outlook for rig equipment sales, particularly in the offshore rig construction market, the Company has undertaken a significant restructuring of its Drilling Equipment Sales Group. Plans to reduce its technical and administrative workforce by approximately 200 employees are underway, and are expected to be completed by the end of the second quarter. The Company is consolidating sales, engineering and administrative functions of the Drilling Equipment Sales Group from California into Houston, and is moving certain manufacturing operations between its plants to improve efficiency. The Company expects to save approximately $20 million annually in Drilling Equipment Sales Group overhead expenses, and expects to recognize severance and relocation charges in the range of $5 million related to these measures during the first half of 2004. The Company is also evaluating the potential closing of other manufacturing facilities, in addition to the closure of MIL, and may have additional restructuring charges in 2004 depending upon the additional actions it is considering.

“Our entrance into large-scale, turnkey rig fabrication two years ago through our acquisition of MIL was a mistake,” remarked Varco Chairman and CEO John Lauletta, who noted that the Company’s strong results from most of its businesses in 2003 were overshadowed by continuing challenges in achieving target margins in Drilling Equipment Sales, and difficulties in executing rig fabrication projects.

“We are pleased with the strong showing from our Tubular Services, Drilling Services, and Coiled Tubing & Wireline Products divisions in 2003. However, the softening market for capital drilling equipment and the fabrication problems we’ve seen dictate the need for significant changes in our Drilling Equipment business. We are confident these are the right steps to position it for long term profitability,” noted Lauletta. “The Company is committed to achieving an acceptable margin, and these measures will set the Drilling Equipment operation back on track.”

Lauletta outlined the Company’s strategy for the Drilling Equipment Sales Group going forward. “We are sizing the business for the current market; emphasizing aftermarket spare parts and services to take care of our customers; introducing innovative, new products to upgrade existing rigs, including land rigs, to improve efficiency; and positioning the business to capitalize on opportunities to place Varco drilling equipment on new rig construction projects, when this market rebounds.

Lauletta stated that the outlook for drilling activity is good for 2004, fueled by strong commodity prices. “We believe high levels of North American gas drilling, and Latin American and Middle East drilling should permit our services businesses to perform well in 2004. However, we do not foresee much new offshore rig construction in the coming year, and are focusing our efforts on rig upgrades and aftermarket spares and services.”

Drilling Equipment Sales: New orders for the Group in the fourth quarter of 2003 fell 39 percent to $64.6 million, and backlog totaled $126.5 million at year-end, down 42 percent from the prior year fourth quarter. The ending backlog includes $43.2 million in MIL work, consisting mostly of one large land rig Varco is fabricating. Compared to the fourth quarter of 2002, sales fell 21 percent to $97.2 million. Operating profit was $1.5 million, including MIL operating losses of $5.7 million. Excluding the MIL losses and revenues, operating profit was $7.2 million, or 7.5 percent of sales in the fourth quarter of 2003. This compares to $16.1 million or 13.1 percent of sales including MIL, and $16.9 million or 14.2 percent of sales excluding MIL, in the fourth quarter of 2002.

Tubular Services: Group sales were $118.9 million, an increase of five percent from the fourth quarter of 2002. Year-over-year increases in inspection and coating services due to higher levels of rig activity were partially offset by declines in the Company’s fiberglass pipe sales, mill equipment sales, and pipeline inspection services. Operating profit was $18.2 million or 15.3 percent of sales in the fourth quarter of 2003, compared to $17.6 million or 15.6 percent of sales in the fourth quarter of 2002.

Drilling Services: Sales for the Group rose five percent from the fourth quarter of 2002, to $75.3 million in the fourth quarter of 2003. Solids control, rig instrumentation and sales of rig control packages all grew due to higher levels of drilling activity year-over-year. Operating profit was $13.6 million or 18.0 percent of sales in the fourth quarter of 2003, compared to $12.9 million or 18.1 percent of sales in the fourth quarter of 2002.

Coiled Tubing & Wireline Products: Group sales rose 23 percent to $58.3 million in the fourth quarter of 2003, compared to $47.3 million in the fourth quarter of 2002. Demand for coiled tubing and related equipment, and wireline equipment were all up year-over-year. Operating profit was $9.9 million or 17.0 percent of revenue in the fourth quarter of 2003, compared to $8.2 million or 17.3 percent of revenue in the fourth quarter of 2002. Orders were $52.9 million in the fourth quarter of 2003, down 5 percent from the prior year period. Backlog was $37.0 million at yearend, compared to $49.1 million at the end of 2002.

Varco repurchased 798,580 shares of its common stock in the open market during the fourth quarter of 2003 for $14.7 million. As of December 31, 2003 the Company had $85.7 million in cash, $456.9 million in debt, and stockholder’s equity of $994.2 million. Capital expenditures were $23.7 million in the quarter, which included approximately $7.1 million for the acquisition of a facility previously subject to an operating lease.

Varco will hold a conference call on Tuesday, February 3, 2004 at 10:00AM CST to discuss fourth quarter results. The dial-in number for the call is 866-482-6974 and the password number is 3987605. A replay will be available through February 10, 2004 at 866-219-1444 with the same password, or on the Company’s website at www.varco.com.

Varco International, Inc. is a leading provider of services, products, and highly-engineered equipment to the world’s oil and gas industry. With operations in over 350 locations in over 40 countries across six continents, the Company provides oilfield tubular inspections and internal tubular coating services; drill cuttings separation, management and disposal services; rig instrumentation and communication services; in-service pipeline inspection services; and sucker rod inspection and reclamation services. Additionally, the Company manufactures and supplies innovative drilling systems and technology; coiled tubing and pressure control equipment; high-pressure fiberglass and composite tubing; and in-line inspection equipment for the makers of oilfield tubing.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are those that do not state historical facts and are inherently subject to risk and uncertainties. Among these forward looking statements are statements regarding the expected activities associated with the Company’s decision to exit the rig fabrication business, future restructuring activities and expected future oilfield activity levels. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, general economic, financial and business conditions, the ultimate realization of revenue and profit from existing backlogs, risks associated with growth through acquisitions, risks associated with foreign currency exchange rate fluctuations, and other factors discussed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2002, under the caption “Factors Affecting Future Operating Results.”

VARCO INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2003	December 31, 2002
	(Unaudited)
	(in thousands)
A S S E T S
Current assets:
Cash and cash equivalents	$85,748	$105,997
Accounts receivable, net	331,665	323,456
Inventory, net	339,317	279,958
Deferred tax assets	16,897	15,727
Prepaid expenses and other	23,798	22,840

Total current assets	797,425	747,978
Property and equipment, net	489,031	450,131
Identified intangibles, net	31,493	32,918
Goodwill, net	433,916	418,659
Other assets, net	12,474	11,374

Total assets	$1,764,339	$1,661,060

L I A B I L I T I E S A N D E Q U I T Y
Current liabilities:
Accounts payable	$98,389	$90,604
Accrued liabilities	125,701	111,430
Income taxes payable	7,842	9,252
Current portion of long-term debt and short-term borrowings	6,447	7,045

Total current liabilities	238,379	218,331
Long-term debt	450,471	460,883
Pension liabilities and post-retirement obligations	29,514	24,899
Deferred taxes payable	46,221	35,252
Other liabilities	5,512	1,413

Total liabilities	770,097	740,778

Common stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 99,150,487 shares issued and 96,908,207 shares outstanding at December 31, 2003 (98,416,012 shares issued and 96,991,312 shares outstanding at December 31, 2002)	992	984
Paid in capital	535,244	525,782
Retained earnings	494,598	427,355
Accumulated other comprehensive loss	(6,243)	(18,509)
Less: treasury stock at cost (2,242,280 shares)	(30,349)	(15,330)

Total common stockholders’ equity	994,242	920,282

Total liabilities and equity	$1,764,339	$1,661,060

VARCO INTERNATIONAL, INC.

QUARTERLY STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2003	2002 (restated)	2003	2002
	(in thousands, except share and per share data)
Revenue:
Drilling Equipment Sales	$97,189	$122,635	$474,173	$486,695
Tubular Services	118,943	113,194	455,898	355,966
Drilling Services	75,300	71,421	292,663	278,617
Coiled Tubing & Wireline Products	58,265	47,254	226,873	213,786

Total Revenue	349,697	354,504	1,449,607	1,335,064
Total Gross Profit	90,314	100,485	393,496	383,007
Total Gross Profit Percent	25.8%	28.3%	27.1%	28.7%
Selling, General and Administration	44,676	45,754	180,840	163,383
Research and Engineering	14,994	14,895	61,506	57,072
Merger, Transaction, and Impairment Costs	11,169	1,289	11,169	6,487

Operating Profit	19,475	38,547	139,981	156,065
Interest Expense	7,097	7,251	30,168	25,608
Other expense (income)	(211)	(222)	2,243	7,678

Income Before Taxes	12,589	31,518	107,570	122,779
Income Tax Provision	8,034	10,113	40,327	42,972

Net Income	$4,555	$21,405	$67,243	$79,807

Earnings Per Common Share:
Basic Earnings Per Common Share	$0.05	$0.22	$0.69	$0.83

Dilutive Earnings Per Common Share	$0.05	$0.22	$0.68	$0.82

Weighted Average Number of Common Shares Outstanding:
Basic	97,190,313	96,922,426	97,298,862	96,628,664

Dilutive	98,004,179	97,663,657	98,165,369	97,430,990

VARCO INTERNATIONAL, INC.

OPERATING PROFIT—SUPPLEMENTAL SCHEDULE

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
		2002
	2003	(restated)	2003	2002
	(in thousands, except share and per share data)
Revenue:
Drilling Equipment Sales	$97,189	$122,635	$474,173	$486,695
Tubular Services	118,943	113,194	455,898	355,966
Drilling Services	75,300	71,421	292,663	278,617
Coiled Tubing & Wireline Products	58,265	47,254	226,873	213,786

Total Revenue	349,697	354,504	1,449,607	1,335,064
Operating Profit:
Drilling Equipment Sales	1,491	16,121	37,792	71,630
Tubular Services	18,170	17,613	69,335	54,405
Drilling Services	13,568	12,948	54,483	50,476
Coiled Tubing & Wireline Products	9,905	8,177	43,269	39,455
Other Unallocated	(12,490)	(15,023)	(53,729)	(53,414)

Operating Profit (Before Merger, Transaction and Impairment Costs Note 1)	$30,644	$39,836	$151,150	$162,552

Operating profit %:
Drilling Equipment Sales	1.5%	13.1%	8.0%	14.7%
Tubular Services	15.3%	15.6%	15.2%	15.3%
Drilling Services	18.0%	18.1%	18.6%	18.1%
Coiled Tubing & Wireline Products	17.0%	17.3%	19.1%	18.5%

Operating Profit % (Before Merger, Transaction and Impairment Costs Note 1)	8.8%	11.2%	10.4%	12.2%

Note 1: Excluding merger, transaction, and impairment costs of $2.8 million, $2.4 million, and $1.3 million recorded in the first quarter, third quarter, and fourth quarter of 2002, respectively, and $11.2 million in the fourth quarter of 2003. The first quarter 2002 charge was related to the May 2000 merger of Tuboscope Inc. and Varco International, Inc. The third quarter and fourth quarter 2002 charge was related to merger and transaction costs associated with the acquisition of ICO in September 2002. The fourth quarter 2003 charge of $11.2 million was related to the goodwill impairment and write-off of fixed assets associated with the Company’s MIL business. The Company believes that reporting operating profit excluding merger, transaction and impairment costs provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

VARCO INTERNATIONAL, INC.

PROFORMA RECONCILIATION EXCLUDING MERGER, TRANSACTION AND IMPAIRMENT COSTS

(Unaudited)

	Three Months Ended December 31, 2003		Years Ended December 31, 2003
	2003	2002 (restated)	2003	2002
	(in thousands, except shares and per share data)
Reconciliation of EBITDA:
GAAP Net Income	$4,555	$21,405	$67,243	$79,807
Provision for Income Taxes	8,034	10,113	40,327	42,972
Interest Expense	7,097	7,251	30,168	25,608
Depreciation and Amortization	17,571	16,201	67,199	59,246
Merger, Transaction, and Impairment Costs:
ICO Acquisition Costs	—	1,289	—	3,658
Severance Costs from Merger Agreement	—	—	—	2,829
Impairment Costs	11,169	—	11,169	—

EBITDA Before Merger, Transaction, and Impairment Costs	$48,426	$56,259	$216,106	$214,120

Reconciliation of GAAP Net Income Before Merger, Transaction, and Impairment Costs:
GAAP Net Income	$4,555	$21,405	$67,243	$79,807
Merger, Transaction, and Impairment Costs (net of tax):
ICO Acquisition costs	—	862	—	2,378
Severance costs from Merger employment agreements	—	—	—	1,839
Impairment Costs	11,169	—	11,169	—

Net Income Before Merger, Transaction and Impairment Costs	$15,724	$22,267	$78,412	$84,024

Weighted Average Dilutive Shares Outstanding	98,004,179	97,663,657	98,165,369	97,430,990

Dilutive Earnings Per Share Before Merger, Transaction and Impairment Costs	$0.16	$0.23	$0.80	$0.86

Summary Statement of Cash Flow Information:
Net Cash Provided by Operating Activities			$100,763	$101,783
Net Cash Used for Investing Activities			(106,591)	(202,333)
Net Cash Provided by (Used for) Financing Activities Activities			(14,421)	149,048

Net Increase (Decrease) in Cash			(20,249)	48,498
Cash, Beginning of Period			105,997	57,499

Cash, End of Period			$85,748	$105,997

(1)	The Company believes that reporting EBITDA, net income and dilutive EPS excluding merger, transaction and impairment costs provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses these financial measures internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.
(2)	EBITDA means earnings before interest, taxes, depreciation and amortization, and is a non-GAAP measurement. Management reports EBITDA because it believes that it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that it may be used by some investors and others to make informed investment decisions.

CONTACT:	Varco International, Inc., Houston Clay Williams, (281) 953-2200 ccwilliams@varco.com